EXHIBIT 99.1
WageWorks Reports Third Quarter 2016 Financial Results

• Total revenue in the third quarter 2016 of $88.9 million
• Third quarter 2016 GAAP net income of $5.9 million or $0.16 per diluted share, Non-GAAP net income of $12.6 million or $0.34 per diluted share
• Third quarter 2016 non-GAAP adjusted EBITDA of $26.5 million
SAN MATEO, Calif., November 9, 2016 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, today announced the Company's financial results for its third quarter ended September 30, 2016.
"I am very pleased with our strong third quarter results. We are in the midst of another record setting new sales year driven by increased interest across all of our products from employers of all sizes. The successful transition of the existing participants on the United States Office of Personnel Management’s Federal Flexible Spending Account Program to our platform marks the largest transition of accounts in our history. We continue to enter into new carrier and channel partnerships, which are producing additional opportunities and solid growth. Finally, we are excited about our pending acquisition of ADP’s Consumer Health Spending Account and COBRA businesses and our new ongoing partnership with ADP.  We are poised to finish 2016 with strong momentum, as we are clearly executing on our multiple avenues for growth," said Joe Jackson, Chief Executive Officer of WageWorks.
For the third quarter, WageWorks reported total revenue of $88.9 million, compared to $83.2 million for the third quarter of 2015, an increase of 7 percent. Healthcare revenue was $48.5 million, compared to $42.2 million for the third quarter of 2015, an increase of 15 percent. Commuter revenue was $17.6 million, compared to $16.0 million for the third quarter of 2015, an increase of 10 percent. COBRA revenue was $18.7 million, compared to $12.2 million for the third quarter of 2015, an increase of 53 percent. Other revenue was $4.2 million, compared to $12.7 million for the third quarter of 2015.
GAAP operating income was $9.4 million for the third quarter of 2016, compared to GAAP operating income of $12.7 million for the third quarter of 2015. On a non-GAAP basis, third quarter of 2016 operating income was $21.3 million, compared to non-GAAP operating income of $21.9 million for the third quarter of 2015.
GAAP net income was $5.9 million, or $0.16 per diluted share, for the third quarter of 2016, compared to GAAP net income of $7.6 million, or $0.21 per diluted share, for the third quarter of 2015.
On a non-GAAP basis, third quarter of 2016 net income was $12.6 million, or $0.34 per diluted share, compared to non-GAAP net income of $13.0 million, or $0.36 per diluted share, for the third quarter of 2015. Non-GAAP net income for the third quarter of 2015 and 2016 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, severance costs related to integration initiatives, costs associated with the planned acquisition of ADP's Consumer Health Spending Account and COBRA businesses, and the related tax impact of these items.
Non-GAAP adjusted EBITDA was $26.5 million for the third quarter of 2016, which remained flat as compared to non-GAAP adjusted EBITDA for the third quarter of 2015.
The reconciliation of the non-GAAP measures to the comparable GAAP measures for the third quarter 2016 and 2015 is detailed in the tables provided in this press release.
As of September 30, 2016, WageWorks had cash and cash equivalents totaling $666.6 million. This compares to cash and cash equivalents totaling $500.9 million as of December 31, 2015.
The Company's Conference Call Information
WageWorks will host a conference call today, November 9, 2016, at 5:00 p.m. ET to discuss the Company’s third quarter ended September 30, 2016 financial results and business outlook.
The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com.  Those wishing to participate in the live call should dial (844) 778-4142 (toll-free) or (661) 378-9625, and enter pass code 94344136.  Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com.  A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 94344136.
Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.
Forward-Looking Statements
Statements in the press release and certain matters to be discussed on the first quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our acquisitions, channel partnerships, carrier, and exchange relationships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner, carrier,and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.
About WageWorks
WageWorks (NYSE:WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for 58,000 employers and approximately 4.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
		(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$42,204	$48,478	$133,307	$146,918
Commuter	16,003	17,580	47,928	52,339
COBRA	12,229	18,670	37,112	51,955
Other	12,724	4,196	32,866	12,439
Total revenues	83,160	88,924	251,213	263,651
Operating expenses:
Cost of revenues (excluding amortization of internal use software)	26,364	30,566	88,210	90,237
Technology and development	11,560	11,668	33,928	32,656
Sales and marketing	12,824	14,012	38,445	42,317
General and administrative	12,875	16,130	39,559	47,875
Amortization and change in contingent consideration	6,935	6,944	19,946	26,084
Employee termination and other charges	(112)	162	1,968	475
Total operating expenses	70,446	79,482	222,056	239,644
Income from operations	12,714	9,442	29,157	24,007
Other income (expenses):
Interest income	66	117	85	300
Interest expense	(339)	(465)	(1,523)	(1,279)
Other income (expense)	(8)	22	280	24
Income before income taxes	12,433	9,116	27,999	23,052
Income tax provision	(4,835)	(3,222)	(11,244)	(8,509)
Net income	$7,598	$5,894	$16,755	$14,543

Basic net income per share	$0.21	$0.16	$0.47	$0.40
Diluted net income per share	$0.21	$0.16	$0.46	$0.39

Shares used in basic net income per share calculations	35,880	36,605	35,733	36,312
Shares used in diluted net income per share calculations	36,516	37,454	36,595	37,078

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
		(unaudited)
		(in thousands)
Cost of revenues	$977	$1,581	$2,676	$4,549
Technology and development	391	671	733	1,815
Sales and marketing	660	789	1,992	2,287
General and administrative	3,397	4,490	9,273	13,722
	$5,425	$7,531	$14,674	$22,373

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS
	December 31, 2015	September 30, 2016
		(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$500,918	$666,634
Restricted cash	332	332
Accounts receivable, net	72,271	85,135
Prepaid expenses and other current assets	13,254	21,258
Total current assets	586,775	773,359
Property and equipment, net	47,955	55,451
Goodwill	157,109	157,109
Acquired intangible assets, net	82,616	86,426
Deferred tax assets	9,837	10,261
Other assets	4,447	4,497
Total assets	$888,739	$1,087,103
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60,541	$69,177
Customer obligations	400,821	549,316
Short-term contingent consideration	739	—
Other current liabilities	2,893	359
Total current liabilities	464,994	618,852
Long-term debt	78,996	78,907
Other non-current liabilities	7,780	9,626
Total liabilities	551,770	707,385
Stockholders' Equity:
Common stock, $0.001 par value (authorized 1,000,000 shares; 36,055 shares issued and 35,936 shares outstanding at December 31, 2015 and 36,981 shares issued and 36,636 shares outstanding at September 30, 2016)	36	38
Additional paid-in capital	343,166	380,741
Treasury stock at cost (119 shares at December 31, 2015 and 345 shares at September 30, 2016)	(5,003)	(14,374)
Retained earnings (accumulated deficit)	(1,230)	13,313
Total stockholders’ equity	336,969	379,718
Total liabilities and stockholders’ equity	$888,739	$1,087,103

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30,
	2015	2016
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$16,755	$14,543
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,810	6,202
Amortization and change in contingent consideration	19,946	25,986
Stock-based compensation expense	14,674	22,373
Loss on disposal of fixed assets	519	185
Provision for doubtful accounts	220	1,238
Deferred taxes	5,317	(424)
Excess tax benefit related to stock-based compensation arrangements	(5,260)	(8,824)
Changes in operating assets and liabilities:
Accounts receivable	(7,852)	(14,102)
Prepaid expenses and other current assets	(512)	919
Other assets	2,225	(50)
Accounts payable and accrued expenses	6,953	81
Customer obligations	27,952	148,495
Other liabilities	4,088	(777)
Net cash provided by operating activities	89,835	195,845
Cash flows from investing activities:
Purchases of property and equipment	(24,200)	(20,529)
Cash paid for acquisition of intangible assets	(9,445)	(20,777)
Net cash used in investing activities	(33,645)	(41,306)
Cash flows from financing activities:
Proceeds from exercise of common stock options	4,695	10,705
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1,793	1,672
Payment of contingent consideration	(3,247)	(653)
Payment for treasury stock acquired	—	(9,371)
Excess tax benefit related to stock-based compensation arrangements	5,260	8,824
Net cash provided by financing activities	8,501	11,177
Net increase in cash and cash equivalents	64,691	165,716
Cash and cash equivalents at beginning of period	413,301	500,918
Cash and cash equivalents at end of period	$477,992	$666,634

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)
The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:
Operating income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
GAAP income from operations	$12.7	$9.4	$29.2	$24.0
Stock-based compensation expense	5.4	7.6	14.7	22.4
Amortization of acquired intangibles	3.9	4.1	11.5	17.0
Employee termination and other charges	(0.1)	0.2	2.0	0.5
Contingent consideration expense	—	—	0.1	—
Non-GAAP income from operations	$21.9	$21.3	$57.5	$63.9
Non-GAAP income from operations as a percentage of total revenue	26.3%	24.0%	22.9%	24.2%

Net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
GAAP net income	$7.6	$5.9	$16.8	$14.5
Stock-based compensation expense	5.4	7.6	14.7	22.4
Amortization of acquired intangibles	3.9	4.1	11.5	17.0
Employee termination and other charges	(0.1)	0.2	2.0	0.5
Contingent consideration expense	—	—	0.1	—
Tax effect of above adjustments *	(3.8)	(5.2)	(11.3)	(16.7)
Non-GAAP net income	$13.0	$12.6	$33.8	$37.7
Weighted-average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	36.5	37.5	36.6	37.1
Non-GAAP diluted net income per share	$0.36	$0.34	$0.92	$1.02
* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
GAAP net income	$7.6	$5.9	$16.8	$14.5
Interest income	(0.1)	(0.1)	(0.1)	(0.3)
Interest expense	0.3	0.5	1.5	1.3
Income tax provision	4.8	3.2	11.2	8.5
Depreciation	1.7	2.4	4.8	6.2
Amortization and change in contingent consideration	6.9	6.9	19.8	26.1
Stock-based compensation expense	5.4	7.5	14.7	22.4
Employee termination and other charges	(0.1)	0.2	2.0	0.5
Adjusted EBITDA	$26.5	$26.5	$70.7	$79.2

Investor Contact:
Staci Mortenson
ICR
203-682-8273
Staci.mortenson@icrinc.com

Media Contact:
Britta Meyer
WageWorks, Inc.
650-577-5208
Britta.Meyer@wageworks.com